UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2005

NORTH FORK BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10458	36-3154608

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Broadhollow Road Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code            (631) 844-1004

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1: PRESS RELEASE

Item 2.02 Results of Operations and Financial Condition

     On July 20, 2005, North Fork Bancorporation, Inc. (the “Company”) issued a press release reporting a 13% increase in earnings per share for the second quarter of 2005, loan and deposit growth, improvements in asset quality, record originations from its mortgage banking company and a repositioned balance sheet.

     Net income for the quarter ended June 30, 2005 was $242 million or $.51 diluted earnings per share as compared to $109 million or diluted earnings per share of $.45 for the comparable period of 2004. The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.

     The press release contains supplemental financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of the Company’s performance. The Company’s management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits:

Exhibit
Number	Description
99.1	Press release issued by North Fork Bancorporation, Inc. on July 20, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2005

NORTH FORK BANCORPORATION, INC.

/s/ Daniel M. Healy

Daniel M. Healy Executive Vice President Chief Financial Officer